EXHIBIT 2.1
                                                                     -----------


                                                               EXECUTION VERSION












                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 23, 2008

                                  BY AND AMONG

                          L-1 IDENTITY SOLUTIONS, INC.

                            DOLOMITE ACQUISITION CO.

                                       AND

                              DIGIMARC CORPORATION



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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I      THE MERGER....................................................1

      SECTION 1.1    The Merger..............................................1

      SECTION 1.2    Closing.................................................2

      SECTION 1.3    Effective Time..........................................2

      SECTION 1.4    Effects of the Merger...................................2

      SECTION 1.5    Certificate of Incorporation and Bylaws of
                     the Surviving Corporation...............................2

      SECTION 1.6    Directors and Officers of the Surviving
                     Corporation.............................................2

ARTICLE II     EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
               CERTIFICATES; COMPANY STOCK OPTIONS...........................3

      SECTION 2.1    Effect on Capital Stock.................................3

      SECTION 2.2    Exchange of Certificates................................5

      SECTION 2.3    Company Stock Options; Company Restricted
                     Stock; Employee Stock Purchase Plan.....................7

      SECTION 2.4    Appraisal Rights........................................8

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................9

      SECTION 3.1    Organization, Standing and Corporate Power..............9

      SECTION 3.2    Capitalization.........................................10

      SECTION 3.3    Authority; Noncontravention; Voting
                     Requirements...........................................11

      SECTION 3.4    Governmental Approvals.................................12

      SECTION 3.5    Company SEC Documents; Undisclosed
                     Liabilities............................................12

      SECTION 3.6    Absence of Certain Changes or Events...................15

      SECTION 3.7    Legal Proceedings......................................15

      SECTION 3.8    Compliance With Laws; Permits..........................15

      SECTION 3.9    Information Supplied...................................15

      SECTION 3.10   Tax Matters............................................16

      SECTION 3.11   Employee Benefits and Labor Matters....................18

      SECTION 3.12   Environmental Matters..................................20

      SECTION 3.13   Contracts..............................................22

      SECTION 3.14   Government Contracts...................................24

      SECTION 3.15   Properties.............................................26



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      SECTION 3.16   Intellectual Property..................................26

      SECTION 3.17   Insurance; Claims; Warranties..........................30

      SECTION 3.18   Affiliate Transactions.................................31

      SECTION 3.19   Opinion of Financial Advisor...........................31

      SECTION 3.20   Brokers and Other Advisors.............................31

      SECTION 3.21   State Takeover Statutes................................31

      SECTION 3.22   Export Controls........................................32

      SECTION 3.23   Material Customers and Suppliers.......................32

      SECTION 3.24   Foreign Corrupt Practices..............................32

      SECTION 3.25   Rights Plan............................................32

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PARENT AND
               MERGER SUB...................................................33

      SECTION 4.1    Organization, Standing and Corporate Power.............33

      SECTION 4.2    Capital Structure......................................33

      SECTION 4.3    Authority; Noncontravention............................34

      SECTION 4.4    Governmental Approvals.................................34

      SECTION 4.5    Parent SEC Documents; Undisclosed Liabilities..........35

      SECTION 4.6    Information Supplied...................................37

      SECTION 4.7    Ownership and Operations of Merger Sub.................37

      SECTION 4.8    Brokers and Other Advisors.............................37

      SECTION 4.9    Absence of Certain Changes or Events...................38

      SECTION 4.10   Legal Proceedings......................................38

      SECTION 4.11   Compliance With Laws; Permits..........................38

      SECTION 4.12   Sufficient Funds.......................................38

      SECTION 4.13   No Vote Required.......................................38

      SECTION 4.14   Ownership of Shares....................................39

      SECTION 4.15   Material Customers and Suppliers.......................39

      SECTION 4.16   Export Controls........................................39

ARTICLE V      ADDITIONAL COVENANTS AND AGREEMENTS..........................39

      SECTION 5.1    Preparation of the Form S-4, the Form 10 and
                     the Proxy Statement; Stockholder Meeting...............39

      SECTION 5.2    Company Conduct of Business............................40

      SECTION 5.3    Parent Conduct of Business.............................44



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      SECTION 5.4    No Solicitation........................................45

      SECTION 5.5    Reasonable Best Efforts................................48

      SECTION 5.6    Public Announcements...................................49

      SECTION 5.7    Access to Information; Confidentiality.................49

      SECTION 5.8    Notification of Certain Matters........................50

      SECTION 5.9    Securityholder Litigation..............................50

      SECTION 5.10   Fees and Expenses......................................51

      SECTION 5.11   Spin-Off...............................................51

      SECTION 5.12   Rule 16b-3.............................................51

      SECTION 5.13   Employee Benefits and Labor Matters....................51

      SECTION 5.14   Indemnification, Exculpation and Insurance.............53

      SECTION 5.15   Resignation of Directors and Officers..................54

      SECTION 5.16   NYSE Listing...........................................54

      SECTION 5.17   Rights Plan............................................54

ARTICLE VI     CONDITIONS PRECEDENT.........................................54

      SECTION 6.1    Conditions to Each Party's Obligation to
                     Effect the Merger......................................54

      SECTION 6.2    Conditions to Obligations of Parent and
                     Merger Sub.............................................55

      SECTION 6.3    Conditions to Obligation of the Company................56

      SECTION 6.4    Frustration of Closing Conditions......................57

ARTICLE VII    TERMINATION..................................................57

      SECTION 7.1    Termination............................................57

      SECTION 7.2    Effect of Termination..................................59

      SECTION 7.3    Termination Fee........................................59

ARTICLE VIII   MISCELLANEOUS................................................61

      SECTION 8.1    No Survival............................................61

      SECTION 8.2    Amendment or Supplement................................61

      SECTION 8.3    Extension of Time; Waiver..............................62

      SECTION 8.4    Assignment.............................................62

      SECTION 8.5    Counterparts...........................................62

      SECTION 8.6    Entire Agreement; No Third-Party
                     Beneficiaries..........................................62

      SECTION 8.7    Governing Law; Jurisdiction; Waiver of Jury
                     Trial..................................................62

      SECTION 8.8    Specific Enforcement...................................63

      SECTION 8.9    Notices................................................63



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      SECTION 8.10   Severability...........................................64

      SECTION 8.11   Definitions............................................65

      SECTION 8.12   Interpretive Matters...................................72


EXHIBITS

Exhibit A   Form of Support Agreement
Exhibit B-1 Amended Charter
Exhibit B-2 Amended Bylaws


SCHEDULES

Schedule 5.2                  Company Conduct of Business
Schedule 5.11                 Spin-Off Agreements
Schedule 5.13(e)              Employee Allocation
Schedule 5.14(a)              Indemnification Agreements
Schedule 8.11(a)(i)           Company Knowledge
Schedule 8.11(a)(ii)          Parent Knowledge





















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                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER, dated as of March 23, 2008 (this "Agreement"), is by and among L-1 IDENTITY SOLUTIONS, INC., a Delaware corporation ("Parent"), DOLOMITE ACQUISITION CO., a Delaware corporation and a direct, wholly owned Subsidiary of Parent ("Merger Sub"), and DIGIMARC CORPORATION, a Delaware corporation (the "Company"). Certain terms used in this Agreement are used as defined in Section 8.11.

            WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

            WHEREAS, the board of directors of the Company has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

            WHEREAS, the boards of directors of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

            WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company are entering into a support agreement substantially in the form attached hereto as Exhibit A (the "Support Agreement"), pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case, upon the terms and subject to the conditions set forth therein; and

            WHEREAS, in connection with the Merger, prior to the Closing, the Company shall (a) contribute certain assets relating to the Company's Digital Watermarking Business to a newly formed subsidiary ("Newco") and (b) effect a distribution of 100% of the common stock of Newco to the Company's stockholders in accordance with the conditions of this Agreement and the Separation Agreement.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate



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existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

            SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 9:00 a.m. (Pacific time), on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California 94065, unless another time, date or place is agreed to in writing by the parties hereto.

            SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

            SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

            (a) At the Effective Time, the Company shall cause its certificate of incorporation to be amended, as of the Effective Time, to read in its entirety as set forth in Exhibit B-1 attached hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            (b) At the Effective Time, the Company shall cause its bylaws to be amended, as of the Effective Time, to read in their entirety as set forth in Exhibit B-2 attached hereto and, as so amended, such bylaws shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

            SECTION 1.6 Directors and Officers of the Surviving Corporation.

            (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.



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            (b)   The officers of Merger Sub immediately prior to the Effective
Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                                   ARTICLE II

               EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
                       CERTIFICATES; COMPANY STOCK OPTIONS

            SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. As of the Effective Time, all such shares of capital stock of Merger Sub shall be cancelled in accordance with this Section 2.1, and when so cancelled, shall no longer be issued and outstanding and shall automatically cease to exist, and each holder of a certificate representing any such shares of capital stock of Merger Sub shall cease to have any rights with respect thereto, except as set forth in this
Section 2.1(a).

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) shall be cancelled and converted into the right to receive the consideration set forth in this Section 2.1(c).

                  (i)   The term "Merger Consideration" shall mean:

                        (A) the right to receive an amount in cash, without interest, equal to $120,000,000 divided by the Closing Date Company Share Number (the "Cash Consideration Per Share"); and

                        (B) the right to receive a fractional interest in a share of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio, plus cash in lieu of fractional shares pursuant to Section 2.2(f).





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                  (ii)  The Exchange Ratio shall be determined in the following manner:

                        (A) If the 20-Day Average Price is less than or equal to $14.00 (the "Cap Price"), and greater than or equal to $11.00 (the "Floor Price"), the Exchange Ratio shall be equal to a fraction:

                              (1)   the numerator of which is 10,245,902; and

                              (2) the denominator of which is the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to any option exercises prior to the Spin-Off pursuant to Section 2.3 and the cancellation of any shares of Company Common Stock that are owned by the Company (as treasury stock or otherwise) in accordance with
            Section 2.1(b), such amount being the "Closing Date Company Share Number").

                        (B) If the 20-Day Average Price is greater than the Cap Price, the Exchange Ratio shall be equal to a fraction:

                              (1)   the numerator of which is the quotient
            obtained by dividing (x) $143,442,628 by (y) the Closing Date Company Share Number; and

                              (2)   the denominator of which is the 20-Day
            Average Price.

                        (C) If the 20-Day Average Price is less than the Floor Price, the Exchange Ratio shall be equal to a fraction:

                              (1)   the numerator of which is 11,300,000; and

                              (2) the denominator of which is the Closing Date Company Share Number;

            provided, however, that notwithstanding anything in this Agreement to the contrary, Parent will not be obligated to issue more than 11,300,000 shares of Parent Common Stock as Merger Consideration.

The Exchange Ratio shall be rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares, the Exchange Ratio correspondingly shall be adjusted to the extent warranted to reflect such stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares.



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            SECTION 2.2 Exchange of Certificates.

            (a) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, a bank or trust company to be designated by Parent (the "Exchange Agent") shall mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b) or Dissenting Shares) (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

            (b) Deposit of Merger Consideration. Promptly after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this
Article II, (i) cash in an amount sufficient to pay the aggregate Merger Consideration that shall take the form of cash and (ii) certificates or other evidence representing the aggregate Merger Consideration that shall take the form of shares of Parent Common Stock (such certificates or other evidence, together with the cash deposited pursuant to clause (i), are referred to herein as the "Exchange Fund"). The Parent Common Stock into which Company Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time for purposes of entitlement to dividends declared, if any, after the Effective Time.

            (c) Surrender of Certificates. Upon surrender of a Certificate to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Parent or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor
(i) a certified or bank cashier's check in the amount equal to the aggregate amount of the Merger Consideration consisting of cash which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.2(f)) and (ii) certificates for, or other evidence of, the Parent Common Stock which such holder has the right to receive (in each case without interest and less the amount of any required withholding taxes, if any, in accordance with
Section 2.2(j)).

            (d) Rules Governing Exchange. Parent, in consultation with the Company prior to the Effective Time, shall have the right to make reasonable rules, not inconsistent with the terms of this Agreement, governing the validity of Letters of Transmittal, the issuance and delivery of certificates for, or other evidence of, Parent Common Stock, and the payment of the Cash Consideration Per Share.

            (e) Distributions With Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions with respect to shares of Parent Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock they are entitled to receive until such Certificate is surrendered by such holder.



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            (f)   No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such fractional share interests, Parent shall pay to each holder of a Certificate (upon surrender thereof as provided in this Article II) an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) the per share closing price of Parent Common Stock on the NYSE as of the Closing Date.

            (g) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled and cash in lieu of any fractional shares of Parent Common Stock to which such holder would be entitled pursuant to Section 2.2(f), in each case pursuant to this Agreement.

            (h) Termination of Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for one hundred eighty
(180) days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any dividends or other distributions with respect to shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration (and all dividends or other distributions payable with respect to such shares and all cash payable in lieu of fractional shares pursuant to
Section 2.2(f)) would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration (and all dividends or other distributions payable with respect to such shares and all cash payable in lieu of fractional shares pursuant to Section 2.2(f)) shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

            (i) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (j) Withholding Taxes. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of Tax Law. To the extent


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amounts are so withheld and paid over to the appropriate Governmental Authority,
Parent and the Exchange Agent shall be treated as though they withheld from the type of consideration from which withholding is required an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock. If withholding is required from shares of Parent Common Stock, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Governmental Authority.

            SECTION 2.3 Company Stock Options; Company Restricted Stock; Employee Stock Purchase Plan.

            (a) All outstanding options to purchase shares of Company Common Stock (the "Company Stock Options") shall become fully vested and exercisable immediately prior to the record date for the entitlement to a distribution of Newco shares in connection with the Spin-Off (the "Spin-Off Record Date"). Holders of Company Stock Options shall be given the opportunity to exercise their Company Stock Options, effective immediately prior to the Spin-Off Record Date and conditioned upon the occurrence of the Spin-Off, and thereby to become stockholders of the Company, entitled to receive the Merger Consideration for each share of Company Common Stock as provided pursuant to Section 2.1(c) and the distribution of Newco shares in connection with the Spin-Off. All written communications distributed generally to employees by or on behalf of the Company regarding such exercises will be mutually acceptable to Parent and the Company.

            (b) All Company Stock Options that are outstanding immediately prior to the Spin-Off that are not exercised in accordance with Section 2.3(a) shall be cancelled and null and void as of the Spin-Off.

            (c) In connection with the termination of the Company Stock Option Plans, following the Spin-Off, no holder of Company Stock Options, or any participant in or beneficiary of the Company Stock Option Plans, will have any right to acquire or receive any equity securities of the Surviving Corporation, any Subsidiary thereof, or any consideration other than as contemplated pursuant to this Section 2.3.

            (d) All outstanding shares of Company Common Stock that are subject to a Contract or other arrangement pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire such shares of Company Common Stock, including by forfeiture (the "Company Restricted Stock"), shall become fully vested immediately prior to the Spin-Off and the holders thereof shall thereby become entitled to receive the Merger Consideration for each share of Company Common Stock as provided pursuant to Section 2.1(c). The vesting of all Company Restricted Stock pursuant to this Section 2.3(d) shall be net of all applicable withholding Taxes.

            (e) All rights outstanding under the Company's 1999 Employee Stock Purchase Plan (the "Company Purchase Plan") shall be treated as set forth in
Section 5.13.





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            (f)   Prior to the Spin-Off, the board of directors of the Company
(or, if appropriate, any committee of the board of directors of the Company administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this
Section 2.3.

            SECTION 2.4 Appraisal Rights.

            (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to payment of the appraised value of such shares of Company Common Stock as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. The Proxy Statement shall include a notice complying with the provisions of Section 262 of the DGCL concerning the rights of stockholders to exercise appraisal rights and a copy of the provisions of Section 262 of the DGCL.

            (b) Notwithstanding the foregoing, if any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right to seek payment of the appraised value of such Dissenting Shares, such Dissenting Stockholder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, in accordance with Section 2.1(c), without any interest thereon. Parent shall promptly deposit with the Exchange Agent any additional funds necessary to pay in full the Merger Consideration so due and payable to such Dissenting Stockholders who have failed to perfect or who shall have effectively withdrawn or lost such right to seek payment of the appraisal value of such Dissenting Shares.

            (c) The Company shall provide Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such exercise of appraisal rights or offer to settle or settle any such rights.






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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent and Merger Sub that except as disclosed (a) in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, or the Company's Proxy Statement for its 2008 annual meeting of stockholders, other than disclosure referred to in the "Risk Factors" and "Note Regarding Forward Looking Statements" sections thereof, or (b) in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"):

            SECTION 3.1 Organization, Standing and Corporate Power.

            (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, transfer restrictions, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" Laws of the various States of the United States) (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

            (c) The Company has delivered to Parent correct and complete copies of its certificate of incorporation and bylaws (the "Company Charter Documents") and correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to Parent and its representatives correct and complete copies of the minutes

(or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the board of directors and each standing committee of the board of directors of the Company and each of its Subsidiaries held since December 31, 2005.

            SECTION 3.2 Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"), of which 300,000 shares have been designated Series A Company Preferred Stock, which are issuable upon exercise of the purchase rights (the "Company Rights") pursuant to the Company Rights Agreement. At the close of business on March 21, 2008, (i) 22,177,235 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 15,888,765 shares of Company Common Stock were reserved for issuance under the Company Stock Option Plans (of which 6,874,670 shares of Company Common Stock were subject to outstanding Company Stock Options granted under the Company Stock Option Plans), (iv) no shares of Company Preferred Stock were issued or outstanding and (v) 1,928,535 shares of Company Common Stock were reserved for issuance under the Company Purchase Plan. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 3.2(a) of the Company Disclosure Schedule are correct and complete lists, as of March 21, 2008, of (A) all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Option Plans or otherwise, and, for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof and (B) all outstanding shares of Company Restricted Stock and, for each such share of Company Restricted Stock, the terms of vesting, the grant or purchase dates, the repurchase price thereof and the name of the holder thereof. All Company Stock Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant. Since March 21, 2008, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Company Stock Options referred to above in this Section 3.2(a). Except as set forth above in this Section 3.2(a), and except as permitted by
Section 5.2(b)(i)(A)(2), as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

            (b) None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. Except for shares of Company Restricted Stock, there are no outstanding obligations of the

Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

            SECTION 3.3 Authority; Noncontravention; Voting Requirements.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its board of directors, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the "Bankruptcy and Equity Exception").

            (b) The Company's board of directors, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Transactions, including the Merger, and (ii) resolved to recommend that the stockholders of the Company adopt this Agreement.

            (c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (A) violate any applicable Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any written or oral loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), (1) solely with respect to state Laws applicable to Government Contracts, to the Knowledge of the Company, or (2) for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "Company Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

            SECTION 3.4 Governmental Approvals. Except for (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "Proxy Statement"), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the rules of the Nasdaq Stock Market, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and (d) filings required under, and compliance with other applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, "Foreign Antitrust Laws"), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions. Notwithstanding the foregoing, solely with respect to state Laws applicable to Government Contracts, the provisions of this Section 3.4 shall be to the Knowledge of the Company.

            SECTION 3.5 Company SEC Documents; Undisclosed Liabilities.

            (a) The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since December 31, 2005 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been reviewed or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make thestatements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.

            (b) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole). Without limiting the generality of the foregoing, with respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company SEC Documents, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act")) in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in such Company SEC Documents.

            (c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures were determined to be effective in all material respects to ensure that information required to be disclosed by the Company in the reports that it filed under the Exchange Act since December 31, 2005, was recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the board of directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2007, and such assessment concluded that such controls were effective. To the Knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

            (d) The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. The Company is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market.

            (e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities and obligations (i) as and to the extent reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2007 (the "Balance Sheet Date") (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or any Company SEC Documents.

            SECTION 3.6 Absence of Certain Changes or Events. From the Balance Sheet Date to the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date (a) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 5.2(b) if taken after the date hereof. Without limiting the foregoing, except as disclosed in the Filed Company SEC Documents, since the Balance Sheet Date there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.

            SECTION 3.7 Legal Proceedings. Except as set forth on Section 3.7 of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority ("Legal Proceedings").

            SECTION 3.8 Compliance With Laws; Permits.

            (a) The Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities, (collectively, "Laws") applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations.

            (b) The Company and each of its Subsidiaries holds all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Permits"). The Company and its Subsidiaries are (and since December 31, 2005 have been) in compliance with the terms of all Permits, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2005, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (i) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with any Permit or (ii) was considering the amendment, termination, revocation or cancellation of any Permit.

            SECTION 3.9 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.6, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, (b) the registration statement on Form 10 to be filed with the SEC by the Company in connection with the issuance of shares of Newco common stock in the Spin-Off (as amended or supplemented from time to time, the "Form 10") will, at the time the Form 10, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and (c) the Proxy Statement will, on the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Form 10 and Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

            SECTION 3.10 Tax Matters.

            (a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All material amounts of Tax required to be paid by the Company or any of its Subsidiaries have been timely paid.

            (b) Each of the Company and its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid under all applicable Laws.

            (c) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

            (d) All deficiencies asserted or assessments made as a result of any examinations by any Governmental Authority of the Tax Returns of, or including, the Company or any of its Subsidiaries have been fully paid, and there are no other audits or investigations by any Governmental Authority in progress, nor has the Company or any of its Subsidiaries received any notice from any Governmental Authority that it intends to conduct such an audit or investigation.

            (e) Neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of any Governmental Authority.

            (f) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

            (g) The Company has made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit report issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

            (h) Neither the Company nor any of its Subsidiaries nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Governmental Authority has proposed any such adjustment, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

            (i) As of December 31, 2007, the Company had net operating loss carryovers for federal income Tax purposes of $114.6 million to offset future taxable income subject to section 382 of the Code; provided, however, that the Company makes no representation or warranty concerning the application of any limitations on the utilization of such net operating loss carryovers.

            (j) For purposes of this Agreement: (i) "Tax" or "Taxes" means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and
(C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise and (ii) "Tax Returns" means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            SECTION 3.11 Employee Benefits and Labor Matters.

            (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all other material employee benefit plans, policies, agreements or arrangements, and (iii) all material payroll practices, including employment, consulting, termination, severance, retention, change in control or other compensation agreements, or retirement, bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance pay, sick leave, vacation pay, loans, salary continuation for disability, life insurance, educational assistance and employee assistance plans, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any material obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries (collectively, the "Company Plans"). Neither the Company nor any of its Subsidiaries and any trade or business (whether or not incorporated) which is or at any time during the last six (6) years was under common control, or which is or during the last six (6) years was treated as a single employer, with any of them under Section 414(b),
(c), (m) or (o) of the Code has in the last six (6) years (and while treated as a single employer or as being under common control with the Company or any of its Subsidiaries) sponsored, maintained, contributed or been obligated to contribute to any "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, including any multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

            (b) Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, correct and complete copies of the following documents with respect to each of the Company Plans (other than a "multiemployer plan," as defined in Section 3(37) or 4001(a)(3) of ERISA) have been delivered to Parent by the Company to the extent applicable: (i) the plan document as currently in effect and any related trust documents, insurance contracts or other funding arrangements (all as currently in effect), (ii) the two (2) most recent Forms 5500 and all schedules thereto, (iii) the two (2) most recent actuarial reports, if any, (iv) the most recent IRS determination letter, (v) the most recent summary plan description and (vi) written summaries of all non-written Company Plans.

            (c) The Company Plans have been maintained in all material respects in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws (including rules and regulations thereunder), and the Company and its Subsidiaries have performed and complied in all material respects with all of their obligations under or with respect to each Company Plan. To the Knowledge of the Company, except as would not reasonably be expected to result in a Company Material Adverse Effect, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

            (d) Each of the Company Plans intended to qualify under Section 401 of the Code (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Company Plan's qualified status under the Code, (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS or (iii) is a prototype plan or volume submitter plan entitled under applicable IRS guidance to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan. To the Knowledge of the Company, nothing has occurred with respect to the operation of any such Company Plan that would reasonably be expected to cause the loss of such qualification or exemption, thereby resulting in a material liability to the Company.

            (e) Each Company Plan that is a "nonqualified deferred compensation plan" (as defined for purposes of Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent applicable to such Company Plan.

            (f) Except as would not result in a material liability to the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (including workers compensation) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date that are not yet due will have been paid or sufficient accruals for such contributions and other payments in accordance with GAAP are duly and fully provided for on the balance sheet.

            (g) There are no pending actions, claims or lawsuits (other than routine benefit claims) that have been asserted or instituted against the Company Plans, the assets of any of the trusts under the Company Plans, the sponsor or administrator of any of the Company Plans, or, to the Knowledge of the Company, any fiduciary of the Company Plans with respect to the operation of any of the Company Plans (nor, to the Knowledge of the Company, is there a reasonable basis for any such action, claim or lawsuit), which if decided adversely to the Company would reasonably be expected to result in a Company Material Adverse Effect.

            (h) None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under applicable Law, including, without limitation, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or coverage through the last day of the month following the date of termination of employment.

            (i) Except as required by applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or together with other event(s), (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any such benefits under any Company Plan, (iv) require any contributions or payments to fund any obligations under any Company Plan or (v) limit the right to merge, amend or terminate any Company Plan.

            (j) To the Knowledge of the Company, the Company and its Subsidiaries have reasonably classified for all purposes (including for all Tax purposes and for purposes of determining eligibility and benefits under any Company Plan) all employees, leased employees, consultants and independent contractors, and have withheld and paid all applicable Taxes and made all required filings in connection with services provided by such persons. Each independent contractor under contract with the Company or any of its Subsidiaries has executed a written independent contractor agreement.

            (k) None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries of any individual. The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, except for immaterial non-compliance. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of its Subsidiaries during the six-month period prior to the Closing.

            SECTION 3.12 Environmental Matters.

            (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws and (iv) no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any property currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries or any property to or at which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials that would reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Liabilities. The matters set forth in Section 3.12(a) of the Company Disclosure Schedule, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (b)   For purposes of this Agreement:

                  (i) "Environmental Laws" means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

                  (ii) "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

                  (iii) "Hazardous Materials" means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

                  (iv) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

            SECTION 3.13 Contracts.

            (a) Schedule 3.13(a) of the Company Disclosure Schedule sets forth a list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound as of the date of this
Agreement:

                  (i) Contracts that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date hereof;

                  (ii) Contracts that purport to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services;

                  (iii) partnership or joint venture agreements and Contracts for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since December 31, 2007;

                  (iv) Contracts with any director or officer of the Company or any of its Subsidiaries or any Affiliate of the Company;

                  (v) loan or credit agreements, mortgages, indentures, notes or other Contracts or instruments evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries;

                  (vi) financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities;

                  (vii) voting agreements or registration rights agreements;

                  (viii) mortgages, pledges, security agreements, deeds of trust or other Contracts granting a Lien on any material property or assets of the Company or any of its Subsidiaries;

                  (ix) customer, client or supply Contracts that involved consideration in year 2007 in excess of $250,000 or that are reasonably likely to involve consideration in the current year or 2009 in excess of $250,000, or royalty agreements, Intellectual Property Licenses or other agreements relating to any Intellectual Property or Technology (excluding any Intellectual Property or Technology related primarily to the Digital Watermarking Business that is not Licensed Intellectual Property or Licensed Technology and shrink-wrap or click-through licenses pertaining to

            "off-the-shelf" commercially available Software with reasonable terms and a license fee of no more than $10,000);

                  (x) Contracts (other than customer, client or supply Contracts) that involve consideration (whether or not measured in cash) in excess of $1,000,000;

                  (xi)  collective bargaining agreements;

                  (xii) "standstill" or similar agreements;

                 (xiii) real property leases governing the Company's and its
            Subsidiaries' facilities in Beaverton, Oregon, Burlington, Massachusetts and Fort Wayne, Indiana, and any other material real property leases;

                  (xiv) personal property leases which require payments in
            excess of $250,000; and

                  (xv) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, other than the Digital Watermarking Business, (1) commitments or agreements that contain a "most favored nation" clause, (2) Contracts granting any rights of exclusivity (other than to Intellectual Property or Technology to be licensed to the Company by Newco in connection with the Spin-Off, which shall be disclosed) or
            (3) Contracts granting a right of first refusal or first negotiation (other than Contracts which grant a right of first refusal or first negotiation which would reasonably be expected to impair or delay the consummation of the Transactions, including the Merger and the Spin-Off, which shall be disclosed).

The Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule (except Government Contracts) are each a "Material Contract". The Company has heretofore made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

            (b) Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries is in default under any Material Contract or other Contract to which the Company or any of its Subsidiaries is a party (collectively, the "Company Contracts"), nor does any condition exist that, with notice or lapse of time or both, would constitute a default or breach thereunder by the Company and its Subsidiaries party thereto, except for such defaults or breaches as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default or breach by any such other party thereunder, except for such defaults or breaches as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company

Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract.

            SECTION 3.14 Government Contracts.

            (a) As used herein, "Government Contract" means any Contract to which the Company is a party with any Governmental Authority or any Contract to which the Company is a party that is a subcontract (at any tier) with another Person that holds either a prime Contract with any Governmental Authority or a subcontract (at any tier) under such a prime Contract, except for such Contracts which relate primarily to the Digital Watermarking Business and will be assumed by Newco in connection with the Restructuring and Spin-Off.

            (b) Section 3.14(b) of the Company Disclosure Schedule contains a complete and correct list of all Government Contracts (including subcontracts) that are either currently active in performance or, to the Knowledge of the Company, have been active in the four-year period prior to the date of this Agreement but have not been closed after receiving final payment, or have been active in performance at any time during the four-year period prior to the date of this Agreement. The Company has not been awarded, nor is there any outstanding bid by the Company for, any "small business set aside Contract," "woman-owned set aside Contract," any other "set aside Contract" or other order or Contract requiring small business or other special status at any time during the four-year period prior to the date of this Agreement. No Contract termination, default notice or show cause notice is, or has been at any time during the four-year period prior to the date of this Agreement, in effect pertaining to any Government Contract.

            (c) The Company is not and has not been a party to any Government Contract with a U.S. Governmental Authority.

            (d) Neither (i) the Company nor any of its officers or directors, nor (ii) to the Knowledge of the Company, any of its employees nor any of the Company's predecessors has been debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award of any Government Contract, nor has any debarment, suspension or exclusion proceeding been initiated against the Company or any of its predecessors, officers, directors or employees.

            (e) There have been no Legal Proceedings involving or related to the Company or, to the Knowledge of the Company, any of its predecessors, officers, directors or employees with respect to an alleged or potential violation of a Contract requirement or any applicable Law pertaining to any Government Contract, since December 31, 2007. No Person has filed or, to the Knowledge of the Company, threatened to file a protest with any Governmental Authority challenging a Government Contract award to the Company.

            (f) Except as set forth on Section 3.14(f) of the Company Disclosure Schedule, other than audits conducted by Governmental Authorities for which the Company has not been provided any notice or which otherwise have not been made known to the Company and other than routine pre-award audits, there have been no audits, there are no ongoing audits and, to the Knowledge of the Company, there are no audits impending or expected under or relating to any Government Contract. None of the audits (including the pre-award audits and the system review audits) identified on Section 3.14(f) of the Company Disclosure Schedule has resulted or would reasonably be expected to result in a material change to any Government Contract or has otherwise identified any actual or potential non-compliance issue in respect of the Company. All such audits identified on Section 3.14(f) of the Company Disclosure Schedule constitute routine audits conducted in the ordinary course of business, and such audits have not, and, to the Company's Knowledge, will not, result in any liability by the Company to any Governmental Authority.

            (g) The Company has not conducted any internal investigation in connection with which the Company has engaged any outside legal counsel, auditor, accountant or investigator, or has made any disclosure to any Governmental Authority or other customer or prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a Contract requirement or violation of any Law with respect to any Government Contract.

            (h) Neither the Company nor, to the Knowledge of the Company, any of the employees, members, officers or directors of the Company have violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government).

            (i) All representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Company to a Governmental Authority, prime contractor or higher-tier subcontractor in connection with any Government Contract (or a change or modification thereto) during the four-year period prior to the date of this Agreement, including any statements made in connection with Contract clauses, representations or certifications, were true, complete and correct in all material respects as of their respective effective dates and, to the Knowledge of the Company, with respect only to any such representations or certifications (or the portion thereof) that are continuing in nature, are true, complete and correct in all material respects as of the date hereof.

            (j) Except as would not, individually or in the aggregate, be material to the Company, the Company does not have any pending or anticipated claims, requests for equitable adjustment or requests for waiver or deviation from Contract requirements with respect to any Government Contract, and the Company has no Knowledge of any claim or threatened claim against the Company by any customer agency with respect to any Government Contract, including any claim for a reduction in price under any Government Contract.

            (k) Except as set forth on Section 3.14(k) of the Company Disclosure Schedule, with respect to any Government Contract, (i) there is, as of the date of this Agreement, no request by any Governmental Authority for a Contract price adjustment based on a claimed disallowance by the applicable Governmental Authority or claim of defective pricing and (ii) there has been no dispute between the Company and a Governmental Authority which, during the four-year period prior to the date hereof, has resulted in a government contracting officer's final decision.

            (l) As of the date hereof, the Company does not have any outstanding bid that, if accepted or awarded, is expected by the Company to result in a loss in excess of $100,000 to the Company (or, following the Closing, Parent or its Subsidiaries), or in excess of $500,000 in the aggregate with respect to all such bids. To the Knowledge of the Company, the Company is not a party to any Government Contract which is expected by the Company to result in a loss in excess of $100,000 to the Company (or, following the Closing, Parent or its Subsidiaries), or in excess of $500,000 in the aggregate with respect to all of the Government Contracts. For purposes of this Section 3.14(l), such loss shall be determined by including all direct and indirect costs, including allocated indirect costs, overheads, general and administrative costs, bid and proposal costs and research and development costs.

            SECTION 3.15 Properties.

            (a) Each of the Company and its Subsidiaries has good and valid title to all properties and other assets which are reflected on the most recent consolidated balance sheet of the Company included in the Filed Company SEC Documents as being owned by the Company or one of its Subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to the Company's business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (i) statutory liens securing payments not yet due, (ii) security interests, mortgages and pledges that are disclosed in the Filed Company SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Filed Company SEC Documents, (iii) obligations under an Intellectual Property License and (iv) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company's management to be conducted.

            (b) Each of the Company and its Subsidiaries is the lessee or sublessee of all leasehold estates and leasehold interests reflected in the Filed Company SEC Documents (or acquired after the date thereof) which are, individually or in the aggregate, material to the Company's business or financial condition on a consolidated basis (other than any such leaseholds whose scheduled terms have expired subsequent to the date of such Filed Company SEC Documents). Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects. Neither the Company nor any of its Subsidiaries owns real property.

            SECTION 3.16 Intellectual Property.

            (a) Section 3.16(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks, registered Copyrights and pending applications for registration of any Copyrights owned, filed or applied for by the Company or any of its Subsidiaries related to its business (excluding any of the foregoing related primarily to the Digital Watermarking Business) ("Registered Intellectual Property") and all material unregistered Marks owned by the Company or any of its Subsidiaries related to its business (excluding any of such material unregistered Marks related primarily to the Digital Watermarking Business). Section 3.16(a) of the Company Disclosure Schedule lists
(i) the record owner of each such item of Registered Intellectual Property, (ii) the jurisdiction in which each such item of Registered Intellectual Property right has been issued or registered or in which each such application for issuance and registration has been filed, as applicable, and (iii) the date and number of each such issuance, registration or application, as applicable. All necessary registration, maintenance, renewal and other relevant filing fees in connection with any Registered Intellectual Property (or other Intellectual Property required to have been listed on Section 3.16(a) of the Company Disclosure Schedule) have been timely paid, and all necessary documents, certificates and other relevant filings in connection with such Registered Intellectual Property (or such other Intellectual Property) have been timely filed, with the relevant Governmental Authorities and Internet domain name registrars, as the case may be, for the purpose of maintaining such Registered Intellectual Property (or such other Intellectual Property) and all issuances, registrations and applications therefor, excluding applications and claims in patent applications that the Company has decided to abandon in the exercise of its reasonable business judgment. Except as set forth on Section 3.16(a) of the Company Disclosure Schedule, there are no annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any such Registered Intellectual Property (or such other Intellectual Property) within one hundred twenty (120) days after the date hereof.

            (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of all Registered Intellectual Property listed or required to be listed on Section 3.16(a) of the Company Disclosure Schedule, free and clear of all Liens (other than any obligations under an Intellectual Property License). The Company and/or one of its Subsidiaries is the sole and exclusive owner of, or, to the Knowledge of the Company, has valid and continuing rights to use, sell, license and otherwise commercially exploit, as the case may be, all other Company Intellectual Property and Company Technology, free and clear of all Liens (other than any obligations under an Intellectual Property License). Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company and its Subsidiaries make no representation or warranty that Persons other than the Company or its Subsidiaries have not independently created information that may be substantially the same or similar to Trade Secrets owned by or licensed to the Company. The Company Intellectual Property and Company Technology owned by or licensed to the Company and its Subsidiaries include all of the Intellectual Property and Technology necessary and sufficient to enable the Company and its Subsidiaries to conduct their respective businesses (other than the Digital Watermarking Business) as such businesses are currently being conducted; provided, however, that the representation and warranty in this sentence shall not be deemed or construed as a representation or warranty, express or implied, regarding non-infringement, misappropriation or violation of any Intellectual Property or Technology of any Person (which is addressed solely in Section 3.16(c) below). The Company Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries, and all of the rights the Company and the Subsidiaries have in or with respect to the Company Intellectual Property and Company Technology, are valid and (excluding applications) enforceable, except where the invalidity or unenforceability, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (c) To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and except as set forth in
Section 3.16(c) of the Company Disclosure Schedule, neither the use, practice or other exploitation by the Company or any of its Subsidiaries of any Company Intellectual Property or Company Technology nor the conduct of the business of the Company or any of its Subsidiaries (including the manufacturing, licensing, marketing, importation, exportation, offer for sale, sale, use or other exploitation of any products or services in connection with the business of the Company or any of its Subsidiaries) infringes, constitutes or results from an unauthorized use or misappropriation of or violates any Intellectual Property, Technology or other proprietary or privacy right of any Person. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding (i) involving a claim against the Company or any of its Subsidiaries of infringement, unauthorized use, misappropriation or violation of any Intellectual Property, Technology or other proprietary or privacy rights of any Person, (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property or Company Technology or
(iii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property or Company Technology, or any products, services, processes or materials covered thereby in any manner. The Company has not received written notice of any such threatened claim, and, to the Knowledge of the Company, there is no legitimate basis for any such claim.

            (d) To the Knowledge of the Company, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Person is infringing, misappropriating, misusing or violating any Company Intellectual Property or Company Technology (excluding any Company Intellectual Property or Company Technology related primarily to the Digital Watermarking Business). Neither the Company nor any of its Subsidiaries has made any claims of infringement, misappropriation, misuse or violation against any Person with respect to any Company Intellectual Property or Company Technology (excluding any Company Intellectual Property or Company Technology related primarily to the Digital Watermarking Business) and, to the Knowledge of the Company, there is no basis for any such claims that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

            (e) No Trade Secret of the Company or any of its Subsidiaries included in the Company Intellectual Property has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any other Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use thereof, except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all material Trade Secrets (and any confidential information of any other Person to whom the Company or any Subsidiary has an obligation of confidentiality). Each employee, consultant and independent contractor of the Company or any of its Subsidiaries involved in the creation or development of any products, services, Intellectual Property or Technology on behalf of the Company or any Subsidiary has entered into a written non-disclosure and assignment agreement with the Company or such Subsidiary.





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



            (f) Section 3.16(f) of the Company Disclosure Schedule sets forth an accurate and complete list of all Software that is (i) owned exclusively by the Company or any of its Subsidiaries or (ii) used by the Company or any of its Subsidiaries and not exclusively owned by the Company or one of its Subsidiaries or available on reasonable terms through commercial distributors or through other commercial or retail outlets, in each case that is material to the operation of the business of the Company or any of its Subsidiaries (but excluding any such Software related primarily to the Digital Watermarking Business).

            (g) Neither the Company nor any of its Subsidiaries has licensed or provided to any Person, or permitted any Person to access or use, any source code or related materials for any Software developed by or for the Company or any of its Subsidiaries. Except as set forth in Section 3.16(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently a party to any source code escrow agreement or any other agreement (or is under any obligation to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software. Except as set forth in Section 3.16(g) of the Company Disclosure Schedule, no Publicly Available Software (including any derivative works thereof) (i) forms part of any Company Intellectual Property or Company Technology owned by the Company or any of its Subsidiaries, (ii) is or was used in connection with the development or modification of any Software or products of the Company or any of its Subsidiaries or (iii) is or has been, in whole or in part, embedded or incorporated into any Software or products of the Company or any of its Subsidiaries, in each case in the foregoing (i), (ii) and (iii), in a manner that would obligate the Company or any of its Subsidiaries to contribute or disclose to any Person any source code of any proprietary Software of the Company or any of its Subsidiaries.

            (h) Section 3.16(h) of the Company Disclosure Schedule sets forth the privacy policies with respect to personally identifiable information or personal data that have been implemented by the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance with all such policies and any agreements or contracts to which the Company or any of its Subsidiaries is a party regarding personally identifiable information or personal data. The Company and its Subsidiaries have engaged in the collecting, maintaining, storing, accessing, transferring, processing, receiving, using or disclosing of personally identifiable information or personal data in a secure manner, using commercially reasonable technical measures designed to maintain the integrity and security of such information or data and to prevent the loss, alteration, corruption or misuse of, or unauthorized access to, such information or data. To the Knowledge of the Company, there has been no unauthorized use or disclosure of or access to any personally identifiable information or personal data held by the Company or any of its Subsidiaries.

            (i) The Company and its Subsidiaries own, lease or license all Information Technology Systems. The Information Technology Systems function in a manner sufficient for the conduct of the business (other than the Digital Watermarking Business) of each of the Company and its Subsidiaries. The Information Technology Systems have not failed in a material manner during the two (2) years prior to the date hereof. The Company and its Subsidiaries have taken commercially reasonable steps in accordance with industry standards to preserve and maintain the performance, security and integrity of the Information Technology Systems and the data and information (including personally identifiable information or personal data) stored thereon. The Company and its Subsidiaries maintain reasonable documentation regarding all Information

Technology Systems, their methods of operation, and their support and maintenance. To the Knowledge of the Company, there has been no unauthorized use of or access to any personally identifiable information, personal data, source code of any proprietary Software of the Company or any of its Subsidiaries or material Trade Secrets of the Company or any of its Subsidiaries, in each case that is or was stored on or accessible through the Information Technology Systems.

            (j) No funding from any Governmental Authority (excluding any consideration paid by a Governmental Authority to the Company or any of its Subsidiaries pursuant to a Government Contract for customization of proprietary Software of the Company or any of its Subsidiaries) was used in the creation or development of any Company Intellectual Property or Company Technology owned by the Company or any of its Subsidiaries where, as a result of such funding, any Governmental Authority has any rights in such Company Intellectual Property or Company Technology. No current or former employee or, to the Knowledge of the Company, consultant or independent contractor of the Company or any of its Subsidiaries involved in the creation or development of any products, services, Intellectual Property or Technology has performed services for any Governmental Authority during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

            (k) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of the Surviving Corporation to own or use any Company Intellectual Property or Company Technology as currently used in the conduct of the Company's business, except for such loss or impairment that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            SECTION 3.17 Insurance; Claims; Warranties.

            (a) Section 3.17(a) of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies maintained by the Company or any of its Subsidiaries (the "Policies"). The Policies (i) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (ii) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent in all material respects with customary practice in the industries in which the Company and its Subsidiaries operate and (iii) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies.

            (b) Section 3.17(b) of the Company Disclosure Schedule contains a correct and complete statement of all warranties, warranty policies, service agreements and maintenance agreements of the Company and any of its Subsidiaries in effect as of the date of this Agreement that provide for warranty coverage for a period in excess of twelve (12) months, other than those relating primarily to the Digital Watermarking Business and which will be assumed by Newco in connection with the Spin-Off. All products of each of the Company and its Subsidiaries manufactured, processed, assembled, distributed, shipped or sold and any services rendered in the conduct of the business of the Company or any of its Subsidiaries have been in conformity with all applicable contractual commitments and all express or implied warranties, except where the failure to be in conformity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All warranties of each of the Company and its Subsidiaries are in conformity with the requirements of applicable Laws, except where any failure to be in conformity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            SECTION 3.18 Affiliate Transactions. No executive officer or director of the Company or any of its Subsidiaries or any Person owning five percent (5%) or more of the Company Common Stock or, to the Company's Knowledge, any Affiliate or family member of any such officer, director or owner (an "Affiliated Party") is a party to any Contract with or binding upon the Company or any of its Subsidiaries or has any material interest in any property or assets owned by the Company or any of its Subsidiaries or has engaged in any transaction (other than those related to employment or incentive arrangements) with the Company that is material to the Company within the last twelve (12) months, in each case, of the type that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act.

            SECTION 3.19 Opinion of Financial Advisor. The board of directors of the Company has received the opinion of Imperial Capital, LLC ("Imperial Capital"), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock (the "Fairness Opinion"). A correct and complete copy of the Fairness Opinion has been delivered to Parent. The Company has been authorized by Imperial Capital to permit the inclusion of the Fairness Opinion and/or references thereto in the Proxy Statement.

            SECTION 3.20 Brokers and Other Advisors. Except for Imperial Capital and RA Capital Advisors LLC ("RA"), the fees and expenses of which will be paid by Newco in accordance with Section 5.10, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent correct and complete copies of the Company's engagement letters with Imperial Capital and RA, which letters describe all fees payable to Imperial Capital and RA in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Imperial Capital and RA (the "Engagement Letters").

            SECTION 3.21 State Takeover Statutes. To the Knowledge of the Company, no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other Transactions. The action of the board of directors of the Company in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the

Transactions the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

            SECTION 3.22 Export Controls. Each of the Company and its Subsidiaries is conducting, and has conducted, its export transactions in accordance in all material respects with all applicable U.S. export and re-export control Laws and, to the Knowledge of the Company, all other applicable import/export controls in other countries in which the Company and its Subsidiaries conduct business. Neither the Company nor any of its Subsidiaries has a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person (a) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental Authority of any such country) or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

            SECTION 3.23 Material Customers and Suppliers. Since December 31, 2007, no material customer or supplier of the Company or its Subsidiaries (other than any customer or supplier exclusively related to the Digital Watermarking Business), including any Governmental Authority, has given the Company or its Subsidiaries any written notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier and the Company or its Subsidiaries, and there has not been any materially adverse change in the business relationship of the Company or its Subsidiaries with any such customer or supplier.

            SECTION 3.24 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries has (a) directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or made by any Person acting on its behalf and of which the Company is aware in violation of Law or (d) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            SECTION 3.25 Rights Plan. The Company has taken all action so that
(a) Parent shall not be an "Acquiring Person" under the Company Rights Agreement and (b) the entering into of this Agreement and the Merger and the consummation of the other transactions contemplated hereby will not result in the grant of any rights to any Person under the Company Rights Agreement or enable or require the Company Rights to be exercised, distributed or triggered as a result thereof.









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



                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Parent and Merger Sub jointly and severally represent and warrant to the Company that except as disclosed (a) in Parent's Annual Report on Form 10-K for the year ended December 31, 2007, or Parent's Proxy Statement for its 2008 annual meeting of stockholders, other than disclosure referred to in the "Risk Factors" and "Note Regarding Forward Looking Statements" sections thereof or (b) in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by Parent and Merger Sub to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedule"):

            SECTION 4.1 Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.2 Capital Structure. The authorized capital stock of Parent consists of 125,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). At the close of business on March 17, 2008, (a) 77,837,351 shares of Parent Common Stock were issued and outstanding, (b) 360,000 shares of Parent Common Stock were held by Parent in its treasury, (c) 9,742,510 shares of Parent Common Stock were reserved for issuance under the Parent Stock Plans (of which 7,528,106 shares of Parent Common Stock were subject to outstanding options to purchase shares of Parent Common Stock granted under the Parent Stock Plans) and
(d) no shares of Parent Preferred Stock were issued or outstanding. All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be (i) validly issued, fully paid, nonassessable and free of preemptive rights, (ii) registered under the Securities Act and the Exchange Act and (iii) registered or exempt from registration under applicable state securities or "blue sky" Laws. Except as set forth above in this Section 4.2, as of the date of this Agreement there are not any shares of capital stock, voting securities or equity interests of Parent issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Parent, including any representing the right to purchase or otherwise receive any Parent Common Stock.

            SECTION 4.3 Authority; Noncontravention.

            (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective boards of directors (and prior to the Effective Time will be adopted by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract or Parent Permit to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

            SECTION 4.4 Governmental Approvals. Except for (a) the filing with the SEC of the Form S-4 and the Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act and the rules of the NYSE, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

            SECTION 4.5 Parent SEC Documents; Undisclosed Liabilities.

            (a) Parent has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since December 31, 2006 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been reviewed or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

            (b) The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole). Without limiting the generality of the foregoing, with respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Parent SEC Documents, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act) in all material respects the financial condition and results of operations of Parent as of, and for, the periods presented in such Parent SEC Documents.

            (c) Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures were determined to be effective in all material respects to ensure that information required to be disclosed by Parent in the reports that it filed under the Exchange Act since December 31, 2006 was recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Parent's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent's auditors and the audit committee of the board of directors of Parent (i) all significant deficiencies in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct. The management of Parent has completed its assessment of the effectiveness of Parent's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2007, and such assessment concluded that such controls were effective. To the Knowledge of Parent, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

            (d) Parent is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither Parent nor any of its Subsidiaries nor, to Parent's Knowledge, any director, officer, agent, employee or other Person acting on behalf of Parent or any of its Subsidiaries has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Parent is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the NYSE.

            (e) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, except liabilities and obligations
(i) as and to the extent reflected or reserved against on the audited balance sheet of Parent and its Subsidiaries as of December 31, 2007 (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) incurred after December 31, 2007 in the ordinary course of business consistent with past practice or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

            (f) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent's or such Subsidiary's published financial statements or any Parent SEC Documents.

            SECTION 4.6 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, none of the information supplied (or to be supplied) in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in
(a) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, (b) the Form 10 will, at the time the Form 10 or any amendment or supplement thereto is filed with the SEC or at the time it becomes effective under the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and (c) the Proxy Statement will, on the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in the foregoing documents.

            SECTION 4.7 Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            SECTION 4.8 Brokers and Other Advisors. Except for Jefferies & Company, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.



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



            SECTION 4.9 Absence of Certain Changes or Events. From December 31, 2007 to the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Filed Parent SEC Documents, since December 31, 2007, Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the foregoing, except as disclosed in the Filed Parent SEC Documents, since December 31, 2007, there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of Parent or any of its Subsidiaries which materially affects the use thereof.

            SECTION 4.10 Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no pending or, to the Knowledge of Parent, threatened legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Parent or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of Parent, threatened to be imposed) upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, by or before any Governmental Authority.

            SECTION 4.11 Compliance With Laws; Permits.

            (a) Parent and its Subsidiaries are (and since December 31, 2005 have been) in compliance in all material respects with all Laws applicable to Parent or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations.

            (b) Parent and each of its Subsidiaries holds all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Parent Permits"). Parent and its Subsidiaries are (and since December 31, 2005 have been) in compliance with the terms of all Parent Permits, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Since December 31, 2005, neither Parent nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (i) claimed or alleged that Parent or any of its Subsidiaries was not in material compliance with any Parent Permit or (ii) was considering the amendment, termination, revocation or cancellation of any Parent Permit.

            SECTION 4.12 Sufficient Funds. Parent will have, as of the Effective Time, sufficient immediately available funds (through existing credit arrangements or otherwise) to pay when due the aggregate Merger Consideration and all of Parent's fees and expenses related to the transactions contemplated by this Agreement.

            SECTION 4.13 No Vote Required. No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or bylaws or otherwise for Parent to complete the Transactions.

            SECTION 4.14 Ownership of Shares. As of the date of this Agreement, Parent does not own any shares of Company Common Stock.

            SECTION 4.15 Material Customers and Suppliers. Since December 31, 2007, no material customer or supplier of Parent or its Subsidiaries, including any Governmental Authority, has given Parent or its Subsidiaries any written notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier and Parent or its Subsidiaries, and there has not been any materially adverse change in the business relationship of Parent or its Subsidiaries with any such customer or supplier.

            SECTION 4.16 Export Controls. Each of Parent and its Subsidiaries is conducting, and has conducted, its export transactions in accordance in all material respects with all applicable U.S. export and re-export control Laws and, to the Knowledge of the Company, all other applicable import/export controls in other countries in which Parent and its Subsidiaries conduct business. Neither Parent nor any of its Subsidiaries has a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person
(a) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental Authority of any such country) or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism.

                                    ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

            SECTION 5.1 Preparation of the Form S-4, the Form 10 and the Proxy Statement; Stockholder Meeting.

            (a) As soon as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Form 10, and the Company and Parent shall prepare, and Parent shall file with the SEC, the Form S-4. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Merger. The Company shall use its reasonable best efforts to (i) have the Form 10 declared effective under the Exchange Act as promptly as practicable after such filing and keep the Form 10 effective for so long as necessary to consummate the Spin-Off and (ii) cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act; provided, however, that in no event shall the Proxy Statement be mailed to the Company's stockholders prior to the execution and delivery of the Spin-Off Agreements. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement or the Form 10 will be made by the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective

Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company and the stockholders of Parent. The parties shall
(A) notify each other promptly of the receipt of any comments or communications from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the Form 10 or the Form S-4, or for additional information, and shall supply each other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form 10, the Form S-4 or the Merger and (B) provide the other a reasonable opportunity to participate in the response to any comments from the SEC or its staff in connection with the Proxy Statement, the Form 10 or the Form S-4.

            (b) Unless this Agreement has been previously terminated pursuant to Section 7.1, the Company shall, as soon as practicable following the date of this Agreement, take all action necessary in accordance with the DGCL and the Company Charter Documents to convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.4(e) hereof, the Company shall, through its board of directors, recommend to its stockholders adoption of this Agreement (the "Company Board Recommendation"). The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.4(e) hereof) the Company Board Recommendation. The obligation of the Company to convene and hold the Company Stockholders Meeting shall not be affected by a Company Adverse Recommendation Change unless this Agreement has been terminated pursuant to
Section 7.1.

            SECTION 5.2 Company Conduct of Business.

            (a) Except as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement until the earlier of the date on which this Agreement is terminated and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to:

                  (i) conduct its business in the ordinary course consistent with past practice;

                  (ii) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, except for obligations under Material Contracts disputed by the Company in good faith;

                  (iii) use commercially reasonable efforts to maintain and
            preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, in each case, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

                  (iv) keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than changes to such policies made in the ordinary course of business; and

                  (v) (A) maintain the books, accounts and records of the Company and its Subsidiaries in the ordinary course of business; (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, except for discounts made in the ordinary course of business consistent with past practice; and (C) comply with all contractual and other obligations applicable to the operation of the Company and its Subsidiaries, except for obligations disputed by the Company in good faith.

            (b) Without limiting the generality of the foregoing, except as expressly permitted by this Agreement (including Section 5.11), as set forth on
Schedule 5.2(b), as required by applicable Law or with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date of this Agreement until the earlier of the date on which this Agreement is terminated and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (i) except in connection with the Restructuring and Spin-Off, (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests; provided that the Company may (1) issue shares of Company Common Stock upon the exercise of Company Stock Options granted under the Company Stock Option Plans that are outstanding on the date of this Agreement and in accordance with the terms thereof and (2) grant shares of Company Restricted Stock and Company Stock Options, at fair market value on the date of grant, in the numbers and for the purposes set forth on Schedule 5.2(b)(i) and in accordance with the Company Stock Option Plans; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or
            (E) except as set forth in this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Option Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

                  (ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a "keep well" or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

                  (iii) sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its material properties or assets (including securities of Subsidiaries), except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) pursuant to Contracts in force at the date of this Agreement and listed on Schedule 5.2(b)(iii), correct and complete copies of which have been made available to Parent, (C) in connection with the Spin-Off or (D) dispositions of obsolete or worthless assets;

                  (iv) make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) are not contemplated by the Company's 2008 Capital Expenditure Plan set forth in Schedule 5.2(b)(iv), other than capital expenditures in the ordinary course of business in connection with the performance of Government Contracts;

                  (v) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) except in the ordinary course of business consistent with past practice and except for capital expenditures permitted by clause (b)(iv) of this Section 5.2, any assets that, individually, have a purchase price in excess of $1,000,000 or, in the aggregate, have a purchase price in excess of $2,000,000;

                  (vi) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;

                  (vii) (A) terminate any Material Contract or, other than in the ordinary course of business consistent with past practice, (1) enter into or amend any Material Contract or (2) enter into, terminate or amend any other Contract that is material to the

            Company and its Subsidiaries taken as a whole, (B) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify any of the Engagement Letters,
            (D) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions or (E) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement; provided that the Company may release the provisions of such agreement only to the extent required to engage in discussions or provide information as permitted pursuant to Section 5.4;

                 (viii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (A) as required pursuant to applicable Law or the terms of the agreements set forth on Schedule 5.2(b)(viii) (correct and complete copies of which have been made available to Parent), (B) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business and in amounts and in a manner consistent with past practice and (C) payments of prorated bonuses and contributions to, or benefits under, the Company Plans in effect on the date of this Agreement;

                  (ix) make or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

                  (x) make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

                  (xi) amend the Company Charter Documents or the Subsidiary Documents;

                  (xii) adopt a plan or agreement of complete or partial
            liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

                 (xiii) pay, discharge, settle or satisfy any claims,
            liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (xiv) settle or compromise any litigation, proceeding or
            investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company's agreement set forth in Section 5.9 hereof); or

                  (xv) agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Merger set forth in this Agreement.

            SECTION 5.3 Parent Conduct of Business.

            (a) Except as expressly permitted by this Agreement, as required by applicable Law or with the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date of this Agreement until the earlier of the date on which this Agreement is terminated and the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (i) amend its certificate of incorporation or bylaws in a manner adverse to the holders of Parent Common Stock;

                  (ii) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

                  (iii) split, combine, subdivide or reclassify any shares of capital stock of Parent without appropriate adjustment being made to the Merger Consideration payable to the holders of Company Common Stock in the Merger;

                  (iv) adopt a plan of complete or partial liquidation or dissolution;

                  (v) acquire (whether pursuant to a merger, stock or asset purchase or otherwise) in one transaction or a series of related transactions any equity interests in any Person or any business or division of any Person or all or substantially all of the assets of any Person (or business or division thereof), unless such acquisition or the entering into of a definitive agreement relating to the completion of such acquisition would not, in the reasonable judgment of Parent at the time of such determination, (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to complete the Merger or the expiration or termination of any applicable waiting period under the HSR Act or (B) materially increase the risk of any Governmental Authority entering an order prohibiting the completion of the Merger; or

                  (vi) authorize or enter into an agreement to do any of the actions referred to in clauses (i) through (v) above.

            SECTION 5.4 No Solicitation.

            (a) The Company shall, and shall cause its Subsidiaries and the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal. From the date hereof until the earlier of the date on which this Agreement is terminated and the Effective Time, the Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly (i) knowingly solicit, knowingly initiate, cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal.

            (b) Notwithstanding anything to the contrary in this Section 5.4, subject to the Company's compliance in all material respects with this Section 5.4, if after the date hereof the board of directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof, and the board of directors of the Company reasonably determines in good faith that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and with respect to which the board of directors determines in good faith, after consulting with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent not less than twenty-four (24) hours written notice of its intention to take such actions (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company than the Confidentiality Agreement); provided that (A) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and may not restrict the Company from complying with this Section 5.4 and (B) the Company advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (ii) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.4 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within twenty-four (24) hours of the execution thereof.

            (c) In addition to the other obligations of the Company set forth in this Section 5.4, the Company shall promptly advise Parent, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information to Parent.

            (d)   Except as expressly permitted by Section 5.4(e) and subject to
Section 5.4(f), neither the board of directors of the Company nor any committee thereof shall (i) (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) cause or authorize the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.4(b)).

            (e) Notwithstanding anything to the contrary herein, but subject to the provisions of Section 5.4(f), prior to obtaining the Company Stockholder Approval, the board of directors of the Company may make a Company Adverse Recommendation Change if the board of directors of the Company receives a Takeover Proposal that has not been withdrawn that the board of directors of the Company determines in good faith, after consulting with outside legal counsel, constitutes a Superior Proposal and if the board of directors determines in good faith, after consulting with outside legal counsel, that the failure to make such Company Adverse Recommendation Change would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company shall not enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal unless this Agreement shall have been terminated by the Company in accordance with Section 7.1(d)(iii).

            (f) The Company shall not be entitled to effect a Company Adverse Recommendation Change with respect to a Superior Proposal unless (i) the Company has complied in all material respects with this Section 5.4, (ii) the Company has provided written notice (a "Company Adverse Recommendation Notice") to Parent that the Company intends to take such action and specifying the terms and conditions of such Superior Proposal, including with such Company Adverse Recommendation Notice a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, (iii) during the five (5) Business Day period following Parent's receipt of the Company Adverse Recommendation Notice, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal and (iv) following the end of such five (5) Business Day period, the board of directors of the Company shall have determined in good faith, taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to the Company Adverse Recommendation Notice or otherwise, that the Superior Proposal giving rise to the Company Adverse Recommendation Notice continues to constitute a Superior Proposal. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Company Adverse Recommendation Notice and the Company shall be required to comply again with the requirements of this Section 5.4(f).

            (g) Nothing in this Section 5.4 shall prohibit the board of directors of the Company from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that disclosing such position is required to comply with such rules and regulations; provided, however, that in no event shall the Company or the board of directors of the Company or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.4(d), unless in each case the applicable requirements of Section 5.4(e) and Section 5.4(f) shall have been satisfied. In addition, it is understood and agreed that, for purposes of this Agreement (including Article VII), a factually accurate public statement by the Company that describes the Company's receipt of a Takeover Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication by the board of directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to the stockholders of the Company, shall not constitute a Company Adverse Recommendation Change or an approval or recommendation with respect to any Takeover Proposal.

            (h)   For purposes of this Agreement:

            "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to twenty percent (20%) or more of the Company's consolidated assets or to which twenty percent (20%) or more of the Company's revenues on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity securities of the Company or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

            "Superior Proposal" means a written Takeover Proposal on terms and conditions which the board of directors of the Company determines in its good faith and reasonable judgment (after consultation with outside legal counsel and its financial advisor) to be more favorable to the Company's stockholders from a financial point of view than the Merger and the other Transactions, taking into account at the time of determination all of the terms and conditions of such proposal (including the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals)) and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such proposal or otherwise); provided, however, that for purposes of the definition of "Superior Proposal," the references to "twenty percent (20%)" in the definition of Takeover Proposal shall be deemed to be references to "fifty percent (50%).

            SECTION 5.5 Reasonable Best Efforts.

            (a) Subject to the terms and conditions of this Agreement (including Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws) and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            (b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within fifteen (15) Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) the Company and Parent shall each use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and
(B) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

            (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions. No party to this Agreement shall consent to any voluntary delay of the Closing at the behest of any Governmental Authority without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

            (d) Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.5 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this
Section 5.5 or (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Company's businesses, operations, assets or product lines (or a combination of Parent's and the Company's respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business and/or (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world.

            (e) All filing fees incurred by the parties in connection with filings required under the HSR Act shall be paid by Parent.

            SECTION 5.6 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with the NYSE or Nasdaq Stock Market, as applicable, as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

            SECTION 5.7 Access to Information; Confidentiality. Subject to applicable Law relating to the exchange of information, each party shall afford the other party and its representatives reasonable access during normal business hours to all of such party's and its Subsidiaries' properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other representatives and each party shall furnish promptly to the other party (a) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws (and a copy of each report, schedule and other document proposed to be filed or submitted by such party pursuant to the requirements of Federal or state securities Laws not less than three (3) Business Days prior to such filing, except for Current Reports on Form 8-K, which shall be provided a reasonable period of time prior to such filing and, with respect to Parent, only to the extent relating to the transactions contemplated by this Agreement) and a copy of any communication (including "comment letters") received by such party from the SEC concerning compliance with securities Laws and (b) all other information concerning its and its Subsidiaries' business, properties and personnel as the other party may reasonably request. In addition, the Company agrees to cooperate with Parent to the extent Parent engages a third party to study the availability of the Company's net operating losses to offset any gain resulting from the Spin-Off. No investigation, or information received, pursuant to this Section
5.7 will modify any of the representations and warranties of the parties hereto. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of January 29, 2008, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), the receiving party shall hold information received from the disclosing party pursuant to this
Section 5.7 in confidence in accordance with the terms of the Confidentiality Agreement.

            SECTION 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, to be untrue and (ii) that is not so qualified to be untrue in any material respect, and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement or (B) limit the remedies available to the party receiving such notice.

            SECTION 5.9 Securityholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, other than any litigation related solely to the Spin-Off, and no such settlement shall be agreed to without Parent's prior consent.

            SECTION 5.10 Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that any fees and expenses of the Company not paid or satisfied immediately prior to the Effective Time shall be transferred to and assumed by, and shall become the obligations of, Newco in connection with the Restructuring and the Spin-Off.

            SECTION 5.11 Spin-Off.

            (a) As soon as practicable following the date hereof but following the execution and delivery of the Spin-Off Agreements contemplated by Section 5.11(b), the Company shall, in accordance with the terms and conditions of the Spin-Off Agreements, (i) cause the Spin-Off Assets to be contributed to Newco (the "Restructuring") and (ii) following the completion of the Restructuring, but prior to the Effective Time, effect a distribution of 100% of Newco's common stock to the Company's stockholders (the "Spin-Off"). Parent and the Company agree to cooperate in good faith to structure the Restructuring and Spin-Off in a tax efficient manner.

            (b) Promptly following the date hereof, Parent and the Company shall negotiate in good faith the definitive agreements to be entered into in connection with the Restructuring and the Spin-Off, including the Separation Agreement, the Transition Services Agreement and the License Agreement (collectively, the "Spin-Off Agreements"), and shall use their reasonable best efforts to execute and deliver, and the Company shall cause Newco to execute and deliver, the Spin-Off Agreements on or before the date that is forty-five (45) days from the date hereof. The terms and conditions of the Spin-Off Agreements shall be mutually agreed upon by Parent, the Company, Newco and any other party thereto; provided, however, that Parent and the Company hereby agree that the Spin-Off Agreements will contain provisions regarding each of the agreements set forth on Schedule 5.11 hereto.

            SECTION 5.12 Rule 16b-3. Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

            SECTION 5.13 Employee Benefits and Labor Matters.

            (a)   As of the Effective Time, and for a period of at least twelve
(12) months thereafter, Parent shall provide or cause its Subsidiaries (including the Surviving Corporation) to provide to employees of the Company and its Subsidiaries who are employed by Parent or any of its Subsidiaries (including the Surviving Corporation) immediately after the Effective Time (the "Continuing Employees") employee benefits (excluding any equity-based plan and retention agreements) that, at Parent's election (i) are the same as those provided to similarly situated employees of Parent or (ii) in the aggregate, are no less favorable to the Continuing Employees (and their spouses and dependents) than those in effect under the Company Plans for such Continuing Employees (and their spouses and dependents) immediately prior to the Effective Time. With respect to each benefit plan, program, practice, policy and arrangement maintained by Parent or its Subsidiaries (including the Surviving Corporation) following the Effective Time and in which any of the Continuing Employees participate or are eligible to participate (the "Parent Plans"), for purposes of determining eligibility to participate, vesting, accrual of and entitlement to benefits and all other purposes (but not for accrual of benefits under any "defined benefit plan," as defined in Section 3(35) of ERISA), service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent and its Subsidiaries. With respect to each Parent Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, (A) Parent shall waive or cause to be waived any and all eligibility waiting periods, evidence of insurability requirements and pre-existing condition limitations to the extent waived, satisfied or not included under the corresponding Company Plan, and (B) Parent shall recognize or cause to be recognized for each Continuing Employee for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent Plan any deductible, co-payment and out-of-pocket expenses paid by such Continuing Employee and his or her spouse and dependents under a corresponding Company Plan during the calendar year in which occurs the later of the Effective Time and the date on which such Continuing Employee begins participation in such Parent Plan.

            (b) At and after the Effective Time, Parent and the buying group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-2(c)) of which it is a part shall be solely responsible for providing continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(b)) with respect to the transactions contemplated by this Agreement (collectively, the "M&A Qualified Beneficiaries"), other than those M&A Qualified Beneficiaries whose most recent employment with the Company and its Subsidiaries prior to the Effective Time was related primarily to the Spin-Off Assets.

            (c) During the period from the date of this Agreement until the earlier of the date on which this Agreement is terminated and the Effective Time, the Company shall not issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without first consulting with, and considering in good faith any comments or suggestions made by, Parent, except for communications in the ordinary course of business that do not relate to the Transactions.

            (d) Prior to the Spin-Off, the Company shall take all action that may be necessary to cause all participants' rights under all current offering periods under the Company Purchase Plan to terminate on or prior to the day immediately preceding the Spin-Off, and on such date all accumulated payroll deductions allocated to each participant's account under the Company Purchase Plan shall thereupon be returned to each participant as provided by the terms of the Company Purchase Plan and no shares of Company Common Stock shall be purchased under the Company Purchase Plan for such final offering period. As of the close of business on the day immediately prior to the Spin-Off, the Company shall have terminated the Company Purchase Plan and provided such notice of termination as may be required by the terms of the Company Purchase Plan. The form and substance of any such notice regarding the Company Purchase Plan termination shall be subject to the review and approval of Parent, which shall not be unreasonably withheld.

            (e) As of the date hereof, Schedule 5.13(e) sets forth a list of all employees of the Company and its Subsidiaries who will be allocated to (i) the Surviving Corporation and (ii) Newco, in each case, immediately prior to the consummation of the Spin-Off. Prior to the consummation of the Spin-Off, Parent and the Company may mutually agree to amend or supplement such Schedule. The Company shall provide an updated Schedule to Parent immediately prior to the consummation of the Spin-Off.

            SECTION 5.14 Indemnification, Exculpation and Insurance.

            (a) Parent agrees that, and shall cause the Surviving Corporation to assume the obligations associated with, all rights of the individuals who on or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries (collectively, the "Indemnitees") to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the respective certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries as of the date of this Agreement, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries set forth on Schedule 5.14(a), shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended or otherwise modified in any manner that would adversely affect the rights of the Indemnitees; provided, however, that the Surviving Corporation shall have no obligation to provide such indemnification to the extent that such indemnification is prohibited under applicable Law.

            (b) Parent, from and after the Effective Time, shall cause (i) the certificate of incorporation of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents and (ii) the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain the current provisions regarding indemnification of directors, officers, employees and agents which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

            (c) For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, however, that, if the Company's current directors' and officers' liability insurance expires, is terminated or is cancelled, Parent shall, or shall cause the Surviving Corporation to, obtain directors' and officers' liability insurance covering such acts or omissions with respect to each such person on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect immediately prior to the date of such expiration, termination or cancellation; provided, further, however, that in no event shall the Surviving Corporation be required to expend per annum of coverage in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium). Alternatively, with the consent of Parent, which consent shall not be unreasonably withheld, the Company may purchase "tail" insurance coverage covering a period of six (6) years after the Effective Time, at a cost no greater than that set forth in the preceding sentence, that provides coverage identical in all material respects to the coverage described above.

            (d) The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations thereof set forth in this
Section 5.14.

            SECTION 5.15 Resignation of Directors and Officers. The Company shall cause each of the directors and officers of the Company and its Subsidiaries, in each case, to the extent requested by Parent no less than ten
(10) Business Days prior to the Closing Date, to submit a letter of resignation or otherwise be removed as a director or an officer, as the case may be, effective on or before the Closing Date.

            SECTION 5.16 NYSE Listing. Parent agrees to use its reasonable best efforts to cause the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, to be authorized for listing on the NYSE, subject to official notice of issuance.

            SECTION 5.17 Rights Plan. The Company shall not redeem the Company Rights or amend or modify or terminate the Company Rights Agreement prior to the Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Closing Date of the following conditions:

            (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

            (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any other applicable competition, merger control, antitrust or similar Law shall have been terminated or shall have expired;

            (c) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

            (d) Form S-4; Proxy Statement. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose, and no similar proceedings in respect of the Proxy Statement, shall have been initiated or threatened by the SEC;

            (e) Spin-Off. The Company, Newco and any other necessary parties to the Spin-Off Agreements shall have entered into the Spin-Off Agreements and shall not have amended, supplemented or otherwise altered the terms of the Spin-Off Agreements, none of the parties to the Spin-Off Agreements shall have waived compliance with any term or condition of the Spin-Off Agreements, the Restructuring and Spin-Off shall have occurred in accordance with the terms and conditions of the Separation Agreement (including the issuance of the warrants to Parent as contemplated thereby) and the Company shall have delivered to Parent prior to the Closing Date evidence reasonably satisfactory to Parent of the completion of the Restructuring and Spin-Off in accordance with the Separation Agreement, including evidence of the distribution to the Company's stockholders; and

            (f) NYSE Listing. The shares of Parent Common Stock to be issued in connection with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company (i) set forth in the second and third sentences of
Section 3.2(a), in the first and last sentences of Section 3.2(b), in the first sentence of Section 3.6 and in Section 3.20 shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) and (ii) set forth in
Article III hereof (other than as described in clause (i) above), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except in this clause (ii) where the failure to be so true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to such effect;

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

            (c) Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred;

            (d) No Litigation. No proceeding shall be pending by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or impose any limitations on the ownership or operation by Parent or any of its Subsidiaries of all or any portion of the businesses or assets of Parent, the Company or any of their respective Subsidiaries or (iii) seeking to compel Parent or any of its Affiliates to dispose of any shares of Company Common Stock or shares of the Surviving Corporation or to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole; and

            (e) Dissenting Shares. The number of shares of Company Common Stock held by holders who either (i) have exercised their right to dissent and obtain payment for their shares or (ii) retain the ability to exercise such right to dissent and obtain payment shall not exceed ten percent (10%) of the outstanding shares of Company Common Stock.

            SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in the second and third sentences of Section 4.2, in Section 4.8 and in the first sentence of Section
4.9 shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) and (ii) set forth in Article IV hereof (other than as described in clause (i) above), disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except in this clause
(ii) where the failure to be so true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

            (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

            (c) Material Adverse Effect. Since the date of this Agreement, no Parent Material Adverse Effect shall have occurred.



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



            SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.5.

                                   ARTICLE VII

                                   TERMINATION

            SECTION 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

            (a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

            (b)   by either of the Company or Parent:

                  (i) if the Merger shall not have been consummated on or before the Walk-Away Date; provided, however, that the parties may mutually agree, after good faith discussions, to extend such date if all of the conditions to Closing have been, or are capable of being, satisfied as of such date other than the condition set forth in
            Section 6.1(b); provided, further, however that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

                  (ii) if any Restraint shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

                  (iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

            (c)   by Parent:

                  (i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) cannot be cured by the Company by the Walk-Away Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.3(a) or Section 6.3(b) not being satisfied; or

                  (ii) if (A) the board of directors of the Company shall have effected a Company Adverse Recommendation Change, (B) a tender offer or exchange offer for shares of capital stock of the Company that constitutes a Takeover Proposal is commenced prior to obtaining the Company Stockholder Approval and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement, (C) the Company enters into a definitive agreement with respect to any Takeover Proposal or (D) the Company fails to include in the Proxy Statement the Company Board Recommendation;

            (d)   by the Company:

                  (i) if Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) cannot be cured by Parent or Merger Sub by the Walk-Away Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.2(a) or Section 6.2(b) not being satisfied;

                  (ii) if all of the conditions to (A) the consummation of the Spin-Off pursuant to the Separation Agreement have been satisfied and (B) Closing set forth in Section 6.1 (other than Sections 6.1(e) and 6.1(f)) and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing but which conditions would be satisfied if such date were the Closing Date) and Parent or Merger Sub has failed to consummate the Merger no later than five (5) Business Days after the date on which the Company notifies Parent that all conditions to Closing set forth in Section 6.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing but which conditions would be satisfied if such date were the Closing Date); or

                  (iii) in order to enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal, prior to the receipt of the Company Stockholder Approval, if (A) the Company has complied with Section 5.4(e) and Section 5.4(f) and (B) prior to or concurrently with such termination, the Company pays the Termination Fee.

            SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Section 3.20, the last sentence of Section 5.7, Sections 5.10, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (a) Parent or the Company may have liability as provided in Section 7.3, and (b) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

            SECTION 7.3 Termination Fee.

            (a)   In the event that:

                  (i) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal, (B) thereafter, this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or Parent pursuant to Section 7.1(c)(i) and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months of the date this Agreement is terminated;

                  (ii)  this Agreement is terminated by Parent pursuant to
            Section 7.1(c)(ii); or

                  (iii) this Agreement is terminated by the Company pursuant to
            Section 7.1(d)(iii);

then in any such event the Company shall pay to Parent a termination fee in cash equal to $7,500,000 (the "Termination Fee").

            (b) In the event that (i) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and no Termination Fee is payable in respect thereof pursuant to Section 7.3(a)(i) or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) and no Termination Fee is payable in respect thereof pursuant to Section 7.3(a)(i), then in each such case the Company shall pay to Parent all of the Expenses of Parent and Merger Sub and thereafter the Company shall be obligated to pay to Parent the Termination Fee (net of the amount of Expenses previously actually paid to Parent pursuant to this sentence) in the event such fee is payable pursuant to Section 7.3(a)(i); provided, however, that the Company shall not be obligated to pay to Parent the Expenses of Parent and Merger Sub pursuant to clause (i) above in connection with a termination pursuant to Section 7.1(b)(i) unless the condition set forth in
Section 6.1(b) has been satisfied prior to such termination. In the event this Agreement is terminated by the Company pursuant to Section 7.1(d)(i), Parent shall pay to the Company all of the Expenses of the Company. As used herein, "Expenses" means all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the Form 10 and the Form S-4 and the prospectus contained therein, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Merger and the other Transactions; provided, however, that in no event shall Expenses exceed $3,000,000.

            (c) In the event that the Company shall terminate this Agreement pursuant to Section 7.1(d)(ii), Parent shall pay to the Company a termination fee in cash equal to $7,500,000 (the "Parent Termination Fee"). If the Parent Termination Fee becomes payable pursuant to this Section 7.3(c), such payment shall be made to the Company no later than two (2) Business Days after the termination of this Agreement. Any such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

            (d) Any payment required to be made pursuant to Section 7.3(a)(i) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment). Any payment required to be made pursuant to Section 7.3(a)(ii) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to
Section 7.1(c)(ii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment). Any payment required to be made pursuant to Section 7.3(a)(iii) shall be made to Parent prior to or contemporaneously with the termination of this Agreement by the Company pursuant to Section 7.1(d)(iii) (and any purported termination pursuant to Section 7.1(d)(iii) or this Section 7.3 shall be void and of no force or effect unless the Company shall have made such payment). In circumstances in which Expenses of Parent and Merger Sub or the Company are payable, such payment shall be made to Parent or the Company, as applicable, not later than two (2) Business Days after delivery to the Company or Parent, as applicable, of an itemization setting forth in reasonable detail all Expenses of Parent and Merger Sub or the Company (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

            (e) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that without these agreements, the other party would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.3


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



and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 7.3, such payment shall accrue interest for the period commencing on the date such amount became past due at the annual rate of eight percent (8%). In addition, the paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit.

            (f) Except in the event of willful breach or fraud by Parent, (i) the Company's receipt of payment of the Parent Termination Fee from Parent pursuant to Section 7.3(c) shall be the sole and exclusive remedy of the Company and its Affiliates against the Parent Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated and (ii) upon payment of the Parent Termination Fee, none of the Parent Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that Parent shall also be obligated with respect to Section 7.3(e)).

            (g)   Except in the event of willful breach or fraud by the Company,
(i) Parent's receipt of payment of the Termination Fee from the Company pursuant to Section 7.3(c) shall be the sole and exclusive remedy of Parent and its Affiliates against the Company Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated and (ii) upon payment of the Termination Fee, none of the Company Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that the Company shall also be obligated with respect to Section 7.3(e)).

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.1 No Survival. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.9 and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Confidentiality Agreement shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

            SECTION 8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective boards of directors; provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

            SECTION 8.3 Extension of Time; Waiver. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto,
(b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            SECTION 8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.

            SECTION 8.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule, the Support Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except as set forth in Section 5.14(d), are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

            SECTION 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

            (b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts


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



(and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

            (c) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 8.8 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as set forth in Sections 7.3(f) and (g), the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.

            SECTION 8.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by email (with a return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

            If to Parent or Merger Sub, to:

                  177 Broad Street
                  Stamford, CT 06901
                  Attention:  Mark Molina
                  Facsimile:  (203) 504-1104
                  Email:  mmolina@L1ID.com

            with copies (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attention:  Marita Makinen
                  Facsimile:  (212) 310-8007
                  Email: Marita.Makinen@weil.com



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



                  and

                  Weil, Gotshal & Manges LLP
                  201 Redwood Shores Parkway
                  Redwood Shores, CA 94065
                  Attention: Kyle Krpata
                  Facsimile:  (802) 650-3100
                  Email: Kyle.Krpata@weil.com

            If to the Company, to:

                  9405 SW Gemini Drive
                  Beaverton, OR 97008
                  Attention:  Robert Chamness
                  Facsimile:  (503) 469-4771
                  Email:  Robert.Chamness@digimarc.com

            with a copy (which shall not constitute notice) to:

                  Perkins Coie LLP
                  1120 N.W. Couch St.
                  Tenth Floor
                  Portland, OR 97209
                  Attention: Roy W. Tucker and John R. Thomas
                  Facsimile:  (503) 727-2222
                  Email: rtucker@perkinscoie.com
                         jrthomas@perkinscoie.com

or such other addresses or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

            SECTION 8.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11      Definitions.

            (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

            "20-Day Average Price" means the volume weighted average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the daily volume weighted average price of a share of Parent Common Stock on the NYSE as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for each of the twenty
(20) consecutive trading days ending on the fifth trading day prior to the Closing Date.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

            "Certificate" means a certificate which immediately prior to the Effective Time represented any shares of Company Common Stock.

            "Company Intellectual Property" means all Intellectual Property used in or necessary for the conduct of the business of the Company or any of its Subsidiaries (including the Licensed Intellectual Property), or owned or held for use by the Company or any of its Subsidiaries in connection with its business. Notwithstanding the foregoing sentence, Company Intellectual Property does not include any Intellectual Property included in the Spin-Off Assets except for the Licensed Intellectual Property.

            "Company Material Adverse Effect" means any change, event, occurrence or effect that is materially adverse to the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, and no change, event, occurrence or effect resulting from, attributable to or arising out of any of the following shall constitute, a Company Material Adverse
Effect: (a) changes generally affecting (i) the industries in which the Company and its Subsidiaries operate, or (ii) the economy or the capital markets, in each case, in the United States, (b) changes after the date hereof in Law or in GAAP, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (c) earthquakes, hurricanes, tornados or other natural disasters, (f) any decline in the market price, or change in trading volume, of the capital stock of the Company, or (g) the suspension of trading generally on the NYSE or the Nasdaq Stock Market; provided, further, however,
(A) that any change, event, occurrence or effect referred to in clauses (a),
(b), (d) and (e) shall be taken into account for purposes of such clause only so long as such change, event, occurrence or effect does not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate and (B) that for purposes of clause (f), any change, event, occurrence or effect underlying such decline, change or failure not otherwise excluded in the other exceptions (a) through (g) of this definition shall be taken into account in determining whether a Company Material Adverse Effect has occurred. With respect to references to "Company Material Adverse Effect" in the representations and warranties set forth in Sections 3.3 and 3.4, the exceptions set forth in clause (c) shall not apply.

            "Company Parties" means, collectively, the Company or any of its former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

            "Company Rights Agreement" shall mean the Rights Agreement, dated as of November 16, 2004, by and between the Company and EquiServe Trust Company, N.A., as Rights Agent.

            "Company Stock Option Plans" shall mean the 1995 Stock Incentive Plan, the Restated 1999 Stock Plan, the 2000 Non-Officer Employee Stock Incentive Plan and the 1999 Non-Employee Director Option Program.

            "Company Technology" means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries (including the Licensed Intellectual Property), or owned or held for use by the Company or any of its Subsidiaries in connection with its business. Notwithstanding the foregoing sentence, Company Technology does not include any Technology included in the Spin-Off Assets except for the Licensed Technology.

            "Digital Watermarking Business" means the portion of the Company's business immediately prior to the Spin-Off engaged in the licensing and sale of products, services, Intellectual Property and Technology for digital watermarking, media fingerprinting (pattern recognition but not including biometric identifiers), digital rights management or other media management approaches.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Information Technology Systems" means all hardware, computer equipment, servers and other information technology systems owned or used by the

Company or any of its Subsidiaries in its business.

            "Intellectual Property" means all intellectual property rights, industrial property rights and related priority rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction or under any international convention: (i) patents and patent applications and any reissues, reexaminations, substitutions, provisionals, divisionals, continuations and continuations-in-part thereof (collectively, "Patents"); (ii) trademarks, service marks, trade names, service names, corporate names, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia and other source or business identifiers, and including all goodwill associated with any of the foregoing (collectively, "Marks"); (iii) copyrights (including copyrights in Software), works of authorship, moral rights and mask work rights (collectively, "Copyrights"); (iv) confidential and proprietary information and non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "Trade Secrets") and (v) all applications, registrations, renewals, extensions and reversions related to any of the foregoing in clauses (i) through (iv).

            "Intellectual Property License" means (i) any grant by the Company or any of its Subsidiaries to another Person of any right, permission, consent or non-assertion relating to or under any Intellectual Property or (ii) any grant by another Person to the Company or any of its Subsidiaries of any right, permission, consent or non-assertion relating to or under any Intellectual Property owned by another Person.

            "IRS" means the Internal Revenue Service.

            "Knowledge" means, with respect to any matter in question, (i) with respect to the Company, the actual knowledge, after due inquiry of such person's direct reports, of the executive officers set forth on Schedule 8.11(a)(i) and
(ii) with respect to Parent, the actual knowledge, after due inquiry of such person's direct reports, of the executive officers set forth on Schedule 8.11(a)(ii).

            "License Agreement" means the License Agreement to be entered into by and between Newco and the Company in connection with the Separation Agreement.

            "Licensed Intellectual Property" means the Intellectual Property to be licensed by Newco to the Company and its Subsidiaries pursuant to the License Agreement, to the extent such Intellectual Property relates to the Secure ID Field (as such term will be defined in the License Agreement).

            "Licensed Technology" means the Technology to be licensed by Newco to the Company and its Subsidiaries pursuant to the License Agreement.

            "NYSE" means the New York Stock Exchange.

            "Parent Material Adverse Effect" means any change, event, occurrence or effect that is materially adverse to the business, properties, assets, results of operations or financial condition of Parent and its Subsidiaries,


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taken as a whole; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, and no change, event, occurrence or effect resulting from, attributable to or arising out of any of the following shall constitute, a Parent Material Adverse Effect:
(a) changes generally affecting (i) the industries in which Parent and its Subsidiaries operate, or (ii) the economy or the capital markets, in each case, in the United States, (b) changes after the date hereof in Law or in GAAP, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (e) earthquakes, hurricanes, tornados or other natural disasters,
(f) any decline in the market price, or change in trading volume, of the capital stock of Parent or (g) the suspension of trading generally on the NYSE or the Nasdaq Stock Market; provided, further, however, (A) that any change, event, occurrence or effect referred to in clauses (a), (b), (d) and (e) shall be taken into account for purposes of such clause only so long as such change, event, occurrence or effect does not adversely affect Parent and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the industries in which the Parent and its Subsidiaries operate and (B) that for purposes of clause (f), any change, event, occurrence or effect underlying such decline, change or failure not otherwise excluded in the other exceptions (a) through (g) of this definition shall be taken into account in determining whether a Parent Material Adverse Effect has occurred. With respect to references to "Parent Material Adverse Effect" in the representations and warranties set forth in Sections 4.3 and 4.4, the exceptions set forth in clause
(c) shall not apply.

            "Parent Parties" means, collectively, Parent, Merger Sub or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

            "Parent Stock Plans" means, collectively, the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005 Long-Term Incentive Plan), Identix Incorporated 1995 Equity Incentive Plan, Identix Incorporated 2000 New Employee Stock Incentive Plan, Identix Incorporated 2002 Equity Incentive Plan, Identix Incorporated Non-Employee Directors Stock Option Plan, Imaging Automation, Inc. 1996 Stock Option Plan, Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan, Visionics Corporation 1990 Stock Option Plan, Visionics Corporation 1998 Stock Option Plan, Visionics Corporation Stock Incentive Plan, Viisage Technology, Inc. 2006 Employee Stock Purchase Plan, Viisage Technology, Inc. 2001 Stock in Lieu of Cash Compensation Plan, Viisage Technology, Inc. Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1999 Stock in Lieu of Cash Compensation for Directors Plan, Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended, Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended, Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended, ZN Employees Stock Option Plan, Bioscrypt, Inc. Stock Option Plan and Bioscrypt, Inc. A4 Vision Plan.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

            "Publicly Available Software" means any "open source," "shareware" and free Software (including any Software licensed pursuant to a GNU public license) and any Software having similar licensing or distribution models, and any other Software that requires as a condition of use, modification or distribution that other Software incorporated into, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

            "Separation Agreement" means the Separation Agreement to be entered into by and among Parent, the Company and Newco to effect the Restructuring and Spin-Off. The transactions contemplated by the Separation Agreement are, by the terms of the Separation Agreement, to be consummated at or prior to the Effective Time.

            "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine-readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) documentation, including user manuals and training materials, related to any of the foregoing.

            "Spin-Off Assets" shall mean all assets primarily related to the Digital Watermarking Business and any other assets contemplated by the Spin-Off Agreements.

            "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

            "Technology" means all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein.

            "Transition Services Agreement" means the Transition Services Agreement to be entered into by and among Parent, the Company and Newco prior to the consummation of the transactions contemplated by the Separation Agreement.

            "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Merger, the Restructuring and the Spin-Off, and the Support Agreement and the transactions contemplated thereby.

            "Walk-Away Date" means December 31, 2008.

            The following terms defined on the page of this Agreement set forth after such term below shall have the respective meaning therein defined:

            Affiliated Party....................................31
            Agreement............................................1
            Antitrust Laws......................................48
            Balance Sheet Date..................................14
            Bankruptcy and Equity Exception.....................11
            Cap Price............................................4
            Cash Consideration Per Share.........................3
            Certificate of Merger................................2
            Closing..............................................2
            Closing Date.........................................2
            Closing Date Company Share Number....................4
            COBRA...............................................19
            Company..............................................1
            Company Adverse Recommendation Change...............46
            Company Adverse Recommendation Notice...............46
            Company Board Recommendation........................40
            Company Charter Documents............................9
            Company Common Stock.................................3
            Company Contracts...................................23
            Company Disclosure Schedule..........................9
            Company Plans.......................................18
            Company Preferred Stock.............................10
            Company Purchase Plan................................7
            Company Restricted Stock.............................7
            Company Rights......................................10
            Company SEC Documents...............................12
            Company Stock Options................................7
            Company Stockholder Approval........................12
            Company Stockholders Meeting........................40
            Confidentiality Agreement...........................50
            Continuing Employees................................51
            Contract............................................11
            DGCL.................................................1
            Dissenting Shares....................................8
            Dissenting Stockholder...............................8
            Effective Time.......................................2
            Engagement Letters..................................31
            Environmental Laws..................................21
            Environmental Liabilities...........................21
            ERISA...............................................18
            Exchange Act........................................12
            Exchange Agent.......................................5

            Exchange Fund........................................5
            Expenses............................................60
            Fairness Opinion....................................31
            Filed Company SEC Documents.........................14
            Filed Parent SEC Documents..........................36
            Floor Price..........................................4
            Foreign Antitrust Laws..............................12
            Form 10.............................................16
            Form S-4............................................16
            Government Contract.................................24
            Hazardous Materials.................................21
            Imperial Capital....................................31
            Indemnitees.........................................53
            Laws................................................15
            Legal Proceedings...................................15
            Letter of Transmittal................................5
            Liens................................................9
            M&A Qualified Beneficiaries.........................52
            Material Contract...................................23
            Merger...............................................1
            Merger Consideration.................................3
            Merger Sub...........................................1
            Newco................................................1
            Parent...............................................1
            Parent Common Stock..................................3
            Parent Disclosure Schedule..........................33
            Parent Permits......................................38
            Parent Plans........................................52
            Parent Preferred Stock..............................33
            Parent SEC Documents................................35
            Parent Termination Fee..............................60
            Permits.............................................15
            Policies............................................30
            Proxy Statement.....................................12
            RA..................................................31
            Registered Intellectual Property....................26
            Release.............................................21
            Representatives.....................................45
            Restraints..........................................55
            Restructuring.......................................51
            Sarbanes-Oxley Act..................................13
            Securities Act.......................................9
            Spin-Off............................................51
            Spin-Off Agreements.................................51
            Spin-Off Record Date.................................7
            Subsidiary Documents.................................9

            Superior Proposal...................................47
            Support Agreement....................................1
            Surviving Corporation................................2
            Takeover Proposal...................................47
            Tax Returns.........................................17
            Taxes...............................................17
            Termination Fee.....................................59
            WARN................................................20

            SECTION 8.12 Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            (b) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

            (c) Gender and Number. Any reference in this Agreement to gender shall include both genders, and words imparting the singular number only shall include the plural and vice versa.

            (d) Headings. The provisions of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

            (e) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context requires otherwise.

            (f) Including. The word "including," or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            (g) Ordinary Course. Any reference in this Agreement to "ordinary course" or the "ordinary course of business" shall be deemed to mean "ordinary course of business consistent with past practice."

            (h) Negotiation and Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                       L-1 IDENTITY SOLUTIONS, INC.


                                       By:  /s/  Robert V. LaPenta
                                           -------------------------------
                                            Name:  Robert V. LaPenta
                                            Title: Chairman, President and CEO



                                       DOLOMITE ACQUISITION CO.


                                       By:  /s/  Robert V. LaPenta
                                           -------------------------------
                                            Name:  Robert V. LaPenta
                                            Title: Chairman and CEO



                                       DIGIMARC CORPORATION


                                       By:  /s/  Bruce Davis
                                           -------------------------------
                                            Name:  Bruce Davis
                                            Title: CEO